Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2013, relating to the financial statements of Dow Corning Corporation, which appears in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

February 15, 2013